EXHIBIT 99.1

Citizens & Northern Corporation and Susquehanna Community Financial, Inc. Announce Completion of Merger

For Immediate Release

Contact: Charity Frantz

(570) 724-0225

charityf@cnbankpa.com

WELLSBORO, PA. AND WEST MILTON, PA. -- Citizens & Northern Corporation (“C&N”) (NASDAQ: CZNC), headquartered in Wellsboro, Pennsylvania, and Susquehanna Community Financial, Inc. (“Susquehanna”) (OTCPK: SQCF), headquartered in West Milton, Pennsylvania, announced the completion of their merger as of October 1, 2025. The parties previously announced the execution of an agreement and plan of merger on April 23, 2025. Under the agreement, Susquehanna merged with and into C&N and Susquehanna’s bank subsidiary, Susquehanna Community Bank, merged into C&N’s bank subsidiary, Citizens & Northern Bank.

C&N’s President and CEO, Brad Scovill, said, “We are pleased to welcome Susquehanna’s shareholders, customers and employees to our C&N family. Susquehanna’s relationship-based, community focused culture aligns well with C&N’s mission and values and strengthens our position to build more value for customers and communities in the Central Pennsylvania market.

Upon completion of the merger, shareholders of Susquehanna became entitled to exchange each share of Susquehanna common stock owned for 0.80 shares of C&N common stock. together with cash in lieu of fractional shares. Effective as of the completion of the merger, Christian C. Trate was appointed to the boards of directors of C&N and Citizens & Northern Bank.

David S. Runk, Chief Executive Officer of Susquehanna and Susquehanna Bank, and Jeffrey G. Hollenbach, President and Chief Operating Officer of Susquehanna and Susquehanna Bank, will join the C&N team as Executive Vice President and Strategic Advisor and Executive Vice President and Region President, respectively.

About C&N

Citizens & Northern Corporation is the bank holding company for Citizens & Northern Bank, headquartered in Wellsboro, Pennsylvania which operates 35 banking offices located in Bradford, Bucks, Cameron, Chester, Lancaster, Lycoming, McKean, Northumberland, Potter, Snyder, Sullivan, Tioga, Union and York Counties in Pennsylvania and Steuben County in New York, as well as a loan production office in Elmira, New York.

Citizens & Northern Corporation trades on NASDAQ under the symbol “CZNC.” For more information about Citizens & Northern Bank and Citizens & Northern Corporation, visit www.cnbankpa.com.

Cautionary Notes on Forward-Looking Statements

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding Citizens & Northern Corporation (the “Corporation”) that may include future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “should”, “will”, “likely”, “possibly”, “expect”, “anticipate”, “intend”, “pro forma”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “strategic”, “objective”, “plan”, “forecast”, “project” and “believe” or other similar words, phrases or concepts may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements. In addition to factors previously disclosed in the reports filed by the Corporation with the SEC and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward looking statements: the anticipated benefits, including any anticipated cost savings or strategic gains, may be significantly harder to achieve or take longer than anticipated or may not be achieved; integration efforts between the Corporation and Susquehanna may divert the attention of the management teams of the Corporation and Susquehanna and cause a loss in the momentum of their ongoing businesses; success of the Corporation in Susquehanna’s geographic market area will require the Corporation to attract and retain key personnel in the market and to differentiate the Corporation from its competitors in the market. All forward-looking statements and information made herein are based on management’s current beliefs and assumptions as of October 1, 2025 and speak only as of that date. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business generally, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports subsequently filed with SEC.